UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2025

Nuveen Churchill BDC V
(Exact name of registrant as specified in its charter)

Delaware	000-56757	39-6933681
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sale of Equity Securities.

On December 30, 2025, pursuant to a drawdown notice, Nuveen Churchill BDC V (the “Company”) issued 1,199,520 shares of the Company’s common shares of beneficial interest (the “Shares”), par value $0.01 per Share, for an aggregate offering price of $30.0 million. The sale of the Shares was made pursuant to a subscription agreement entered into by the Company, on the one hand, and an investor in the Company, on the other hand. Under the terms of such subscription agreement, investors are required to fund drawdowns to purchase Shares up to the amount of their capital commitments on an as-needed basis.

The issuance and sale of the Shares are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D or Regulation S thereunder, as applicable.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill BDC V

Date: January 6, 2026	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President